Exhibit 99.3

Reconciliation of Income (Loss) from Continuing Operations to Recurring Earnings
(UNAUDITED)

	2003					2004
(Dollars in millions, except for per-share amounts)	1st Qtr *	2nd Qtr *	3rd Qtr *	4th Qtr *	Year *	1st Qtr *	2nd Qtr	Year
Income (loss) from continuing operations(1)	$(43.1)	$113.7	$20.0	$(62.4)	$28.2	$(1.5)	$(18.0)	$(19.5)
Preferred stock dividends	6.8	22.7	—	—	29.5	—	—	—

Income (loss) from continuing operations available to common stockholders	$(49.9)	$91.0	$20.0	$(62.4)	$(1.3)	$(1.5)	$(18.0)	$(19.5)

Income (loss) from continuing operations — diluted earnings per share	$(0.10)	$0.17	$0.04	$(0.12)	$(0.01)	$—	$(0.03)	$(0.04)

Nonrecurring items:
Power
Accelerated compensation expense associated with workforce reductions	11.8	—	—	—	11.8	—	—	—
Severance accrual	—	0.6	—	—	0.6	—	—	—
Loss accrual for regulatory issues(2)	—	20.0	—	—	20.0	—	—	—
Prior period item correction(3)	(13.7)	(93.1)	(1.0)	(9.0)	(116.8)	—	—	—
Gain on sale of Jackson EMC power contracts	—	(175.0)	(13.0)	—	(188.0)	—	—	—
Gain on sale of crude contracts and pipeline	—	(7.1)	—	—	(7.1)	—	—	—
Gain on sale of eSpeed stock	—	—	(13.5)	—	(13.5)	—	—	—
Impairment of goodwill(2)	—	—	—	45.0	45.0	—	—	—
Hazelton impairment	—	—	—	44.1	44.1	—	—	—
California rate refund and other accrual adjustments(4)	—	—	—	33.3	33.3	—	—	—

Total Power nonrecurring items	(1.9)	(254.6)	(27.5)	113.4	(170.6)	—	—	—
Gas Pipeline
Write—off of Oneline information system project	—	25.5	—	0.1	25.6	—	—	—
Severance accrual	—	0.9	—	—	0.9	—	—	—
Write—off of previously—capitalized costs — idled segment of Northwest’s pipeline	—	—	—	—	—	—	9.0	9.0

Total Gas Pipeline nonrecurring items	—	26.4	—	0.1	26.5	—	9.0	9.0
Exploration & Production
Gain on sale of certain E&P properties	—	(91.5)	—	—	(91.5)	—	—	—
Loss provision related to an ownership dispute	—	—	—	—	—	—	11.3	11.3

Total Exploration & Production nonrecurring items	—	(91.5)	—	—	(91.5)	—	11.3	11.3
Midstream Gas & Liquids
Impairment of investment in Aux Sable	—	8.5	5.6	—	14.1	—	—	—
La Maquina depreciable life adjustment	—	—	4.2	—	4.2	—	—	—
Gain on sale of West Texas LPG Pipeline, L.P.	—	—	(11.0)	—	(11.0)	—	—	—
Gain on sale of wholesale propane	—	—	—	(16.2)	(16.2)	—	—	—

Total Midstream Gas & Liquids nonrecurring items	—	8.5	(1.2)	(16.2)	(8.9)	—	—	—
Other
Impairment of Longhorn and Aspen project (5)	—	49.6	—	—	49.6	—	10.8	10.8
Gain on sale of butane blending inventory	—	—	(9.2)	—	(9.2)	—	—	—
Longhorn recapitalization fee	—	—	—	—	—	6.5	—	6.5

Total Other nonrecurring items	—	49.6	(9.2)	—	40.4	6.5	10.8	17.3

Nonrecurring items included in segment profit (loss)	(1.9)	(261.6)	(37.9)	97.3	(204.1)	6.5	31.1	37.6
Nonrecurring items below segment profit (loss)
Convertible preferred stock dividends(2)(Preferred stock dividends — Corporate)	—	13.8	—	—	13.8	—	—	—
Impairment of cost-based investments(2) (Investing income (loss) —Various)	—	19.1	2.3	—	21.4	—	—	—
Severance accrual (General corporate expenses)	—	3.0	—	—	3.0	—	—	—
Impairment of Algar Telecom investment (Investing income (loss) — Other)	12.0	—	1.2	—	13.2	—	—	—
Write-off of capitalized debt expense (Interest accrued — Corporate)	—	14.5	—	—	14.5	—	3.8	3.8
Premiums, fees and expenses related to the debt repurchase and debt tender offer
(Other income (expense) — net — Corporate and Exploration & Production)	—	—	—	66.8	66.8	—	96.7	96.7
Loss provision related to an ownership dispute — interest component (Interest accrued — Exploration & Production)	—	—	—	—	—	—	1.9	1.9

	12.0	50.4	3.5	66.8	132.7	—	102.4	102.4
Total nonrecurring items	10.1	(211.2)	(34.4)	164.1	(71.4)	6.5	133.5	140.0
Tax effect for above items	3.9	(108.7)	(14.0)	43.4	(75.5)	2.5	51.1	53.6

Recurring income (loss) from continuing operations available to common stockholders	$(43.7)	$(11.5)	$(0.4)	$58.3	$2.8	$2.5	$64.4	$66.9

Recurring diluted earnings per common share	$(0.08)	$(0.02)	$—	$0.11	$0.01	$—	$0.12	$0.13

Weighted—average shares — diluted (thousands)	517,652	534,839	524,711	518,502	518,137	525,752	521,698	520,592

(1)Includes $126.8 million positive valuation adjustment associated with agreement to terminate contract with Allegheny in second quarter 2003.
(2)No tax benefit
(3)Power recognized $116.8 million of revenue in 2003 from a correction of the accounting treatment previously applied to certain third party derivative contracts during 2002 and 2001.
(4)For $5.6 million, no tax benefit
(5)For $20.2 million, no tax benefit in 2nd Qtr 2003.

* Amounts have been restated from 1st quarter 2004 to reflect the Canadian straddle plants as discontinued operations.

Note: The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.